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                                                                   EXHIBIT 10.34

                  AMENDMENT NO. 1 TO INTERCONNECTION AGREEMENT
                                 BY AND BETWEEN
                       SOUTHWESTERN BELL TELEPHONE COMPANY
                                       AND
                          BIRCH TELECOM OF KANSAS, INC.

         The Interconnection Agreement ("the Agreement") by and between Southwestern Bell Telephone Company ("SWBT") and Birch Telecom of Kansas, Inc. ("CLEC") is hereby amended as follows:

         (1) The Index of Appendices is amended to reflect that the following appendices were amended December, 1999:

                General Terms and Conditions
                Appendix Unbundled Network Elements
                Unbundled Network Elements Price Schedule

         (2) The Index of Appendices is amended to reflect the addition of the following appendix December, 1999:

                FCC Merger Conditions

         (3) General Terms and Conditions Section 22.2 is deleted and replaced with a new Section 22.2 set forth below, which extends the termination date of this agreement to January 12, 2001.

         22.2 The initial term of this Agreement shall expire on January 12, 2001. Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 22.3, below.

         (4) General Terms and Condition Section 30.18 Intervening Law is deleted and replaced with a new Section 30.18 set forth below. General Terms and Conditions, as amended, is attached in its entirety.

         30.18 INTERVENING LAW. This Agreement is entered into as a result of both private negotiation between the Parties and the incorporation of some of the results of arbitration by the Kansas Corporation Commission. In the event that any of the rates, terms and/or conditions herein, or any of the laws or regulations that were

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the basis or rationale for such rates, terms and/or conditions in the Agreement, are invalidated, modified or stayed by any action of any state or federal regulatory or legislative bodies or courts of competent jurisdiction, including but not limited to any decision by the Eighth Circuit relating to any of the costing/pricing rules adopted by the FCC in its First Report and Order, IN RE:
IMPLEMENTATION OF THE LOCAL COMPETITION PROVISIONS IN THE TELECOMMUNICATIONS ACT OF 1996, 11 FCC Rcd 15499 (1996)(e.g., Section 51.501, et seq.), upon review and remand from the United States Supreme Court, in AT&T CORP. V. IOWA UTILITIES
BD., 119 S. Ct. 721 (1999) or AMERITECH V. FCC, No. 98-1381, 1999 WL 116994,
1999 Lexis 3671 (June 1, 1999), the affected provision shall be immediately invalidated, modified, or stayed, consistent with the action of the legislative body, court, or regulatory agency upon the written request of either Party. In such event, the Parties shall expend diligent efforts to arrive at an agreement regarding the appropriate conforming modifications to the Agreement. If negotiations fail, disputes between the Parties concerning the interpretation of the actions required or provisions affected by such governmental actions shall be resolved pursuant to the dispute resolution process provided for in this Agreement. Without limiting the general applicability of the foregoing, the Parties acknowledge that on January 25, 1999, the United States Supreme Court issued its opinion in AT&T CORP. V. IOWA UTILITIES BD., 119 S. Ct. 721 (1999) and on June 1, 1999, the United States Supreme Court issued its opinion in AMERITECH V. FCC, No. 98-1381, 1999 WL 116994, 1999 Lexis 3671 (1999). The
Parties further acknowledge and agree that by executing this Agreement, neither Party waives any of its rights, remedies, or arguments with respect to such decisions and any remand thereof, including its rights under this Intervening
Law paragraph.

         (5) Appendix Unbundled Network Elements has been amended to add the following language as Section 13.0 and 13.1 set forth below. Appendix Unbundled Network Elements, as amended, is attached in its entirety.

         13.0   RESERVATION OF RIGHTS

         13.1 The Parties acknowledge and agree that the rates attached hereto are subject to any legal or equitable rights of review and remedies (including agency reconsideration and court review). If any reconsideration, agency order, appeal, court order or opinion, stay, injunction or other action by any state or federal regulatory body or court of competent jurisdiction stays, modifies, or otherwise affects any of the rates, terms and conditions herein, then the Parties shall expend diligent efforts to arrive at an agreement on conforming modifications to this Agreement. If negotiations fail, disputes between the Parties concerning the interpretation of the actions required or the provisions affected shall be handled under the Dispute Resolution procedures set forth in this Agreement. The Parties agree that any future Commission-set rates shall apply to this Agreement on a prospective basis from the effective date of the Commission Order. Neither Party

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waives its right to challenge the Commission UNE Cost Docket Orders or any other regulatory requirement that affects the rates in this contract, nor is either Party waiving its right to contend that any such law, rule, or regulatory decision should be revised, eliminated or modified.

         (6) The existing Appendix Pricing attached to Appendix UNE is deleted and replaced with the two UNE Rate Tables attached hereto, one bearing the effective date 07-01-1999 through 09-16-1999 (the "July 1, 1999 UNE Rate Table"), the other bearing the effective date of 09-17-1999 (the "September 17, 1999 UNE Rate Table"). For the period from July 1, 1999 to September 16, the July 1, 1999 UNE Rate Table, which reflects the UNE prices established by the Commission in its February 12, 1999 Final Order in Docket No. 97-SCCC-149-GIT, will be deemed to have been effect. No later than 30 days after the effective date of this amendment, SWBT shall refund or credit to CLEC the difference between the (i) amount paid by CLEC pursuant to the stricken Appendix Pricing for the period July 1, 1999 through September 16, 1999, and (ii) the amount that would have been paid during that same period pursuant to the July 1, 1999 UNE Rate Table. For the period from September 17, 1999 forward, the September 17, 1999 UNE Rate Table, which reflects the UNE prices established by the Commission in its September 17, 1999 Order on Reconsideration in Docket No. 97-SCCC-149-GIT, will be deemed to have been in effect. No later than 30 days after the effective date of this amendment, SWBT shall refund or credit to CLEC the difference between the (i) amount paid by CLEC pursuant to the stricken Appendix Pricing for the period from September 17, 1999 to the effective date of this amendment, and (ii) the amount that would have been paid during that same period pursuant to the September 17, 1999 UNE Rate Table.

         (7) EXCEPT AS MODIFIED HEREIN, ALL OTHER TERMS AND CONDITIONS OF THE UNDERLYING AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT, and such terms are hereby incorporated by reference and the Parties hereby reaffirm the terms and provisions thereof. The parties have prepared and attached to this Amendment amended versions of the Agreement's General Terms and Conditions and Appendix Unbundled Network Elements that are intended to reflect precisely the modifications contained in this Amendment No. 1 to Interconnection Agreement. Any changes to the Agreement in addition to, or different from, the modifications contained herein are unintended and are void.

         (8) This Amendment shall be filed with and is subject to approval by the Commission and shall become effective ten (10) days following approval by such the Commisssion.

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         IN WITNESS WHEREOF, this Amendment to the Agreement was exchanged in triplicate on this 24th day of January, 2000, by SWBT, signing by and through its duly authorized representative, and CLEC, signing by and through its duly authorized representative.

BIRCH TELECOM OF KANSAS, INC.       *SOUTHWESTERN BELL TELEPHONE
                                      COMPANY


AECN/OCN:  8856

By:  /s/ Gregory C. Lawhon          By: /s/ Sandy Kinney
     --------------------------         --------------------------------
Title: Senior Vice President        Title:  President - Industry Markets

Name:  Gregory C. Lawhon            Name: Sandy Kinney
(Print or Type)                     (Print or Type)


*On January 25, 1999, the United States Supreme Court issued its opinion in AT&T CORP. V. IOWA UTILITIES BOARD, 119 S. Ct. 721 (1999) and on June 1, 1999, the United States Supreme Court issued its opinion in AMERITECH V. FCC, No. 98-1381, 1999 WL 116994, 1999 Lexis 3671 (June 1, 1999). By executing this amendment, SWBT does not waive any of its rights, remedies or arguments with respect to such decisions and any remands thereof, including its rights under Section 30.18 of the Interconnection Agreement between Birch Telecom of Kansas, Inc. and Southwestern Bell.